UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2011

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of the shareholders was held on April 21, 2011, in Tyler, Texas.  Five directors were elected for a term of three years and one director was elected for a term of two years.  The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011, was ratified.  The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company’s named executive officers (“Say on Pay”).  The shareholders selected, on a non-binding, advisory basis, a triennial vote for the frequency at which the Company should include an advisory vote on the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration (“Frequency of Say on Pay”).

The final voting results are set forth below:

	Shares Voted
Nominees for Director for a term expiring at the 2014 Annual Meeting	For	Withheld	Broker Non Votes
Sam Dawson	10,559,953	115,905	2,802,353
Melvin B. Lovelady	10,596,264	79,594	2,802,353
William Sheehy	10,072,513	603,345	2,802,353
Preston L. Smith	10,602,421	73,437	2,802,353
Lawrence Anderson, M.D.	10,527,424	148,434	2,802,353

Nominee for Director for a term expiring at the 2013 Annual Meeting	For	Withheld	Broker Non Votes
Pierre de Wet	10,483,658	192,200	2,802,353

	For	Against	Abstain
Ratification of Independent Registered Public Accounting Firm	13,146,873	323,389	7,949

	For	Against	Abstain	Broker Non-Votes
Say on Pay	10,340,585	132,144	203,129	2,802,353

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
Frequency of Say on Pay	6,107,827	177,412	4,208,123	182,496	2,802,353

	Outstanding	# Voted	% Voted
At Date of Record	15,637,272	13,478,211	86.19

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: April 27, 2011	By:	/s/ LEE R. GIBSON
Lee R. Gibson, CPA
Senior Executive Vice President and Chief Financial Officer